UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2020

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FAT	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock, par value $0.0001 per share	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 24, 2020, FAT Brands Inc., a Delaware corporation (the “Company”), completed its previously announced transaction involving the acquisition of Fog Cutter Capital Group Inc., a Delaware corporation (“FCCG”), through the merger of FCCG with and into Fog Cutter Acquisition, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”). The acquisition of FCCG by the Company (the “Merger”) was consummated pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated December 10, 2020, by and among the Company, FCCG, Merger Sub and Fog Cutter Holdings, LLC, a Delaware limited liability company. As a result of the Merger, the Company acquired, through Merger Sub, all of FCCG’s assets, including its net operating loss carryforwards and wholly-owned subsidiaries that it held at closing, consisting of Homestyle Dining, LLC, Fog Cap Development LLC, Fog Cap Acceptance Inc. and BC Canyon LLC.

Upon closing of the Merger, the former stockholders of FCCG became direct stockholders of the Company, holding in the aggregate 9,679,288 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), or approximately 81.2% of the outstanding shares of Common Stock at closing. Of these stockholders, Fog Cutter Holdings, LLC was the largest holder, and upon closing of the Merger held 8,466,263 shares of Common Stock, or approximately 71.0% of the outstanding shares of Common Stock of the Company.

In connection with the Merger, the Company declared a special stock dividend (the “Special Dividend”) payable only to holders of Common Stock on the record date other than FCCG, consisting of 0.2319998077 shares of the Company’s 8.25% Series B Cumulative Preferred Stock (liquidation preference $25.00 per share) (the “Series B Preferred Stock”) for each outstanding share of Common Stock held by such stockholders, with the value of any fractional shares of Series B Preferred Stock paid in cash. The Special Dividend was paid on December 23, 2020 and resulted in the issuance of approximately 521,249 additional shares of Series B Preferred Stock.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth above in the second paragraph under “Item 2.01 Completion of Acquisition or Disposition of Assets” is incorporated herein by reference. The issuance of the shares of Common Stock described in the foregoing sentence was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth below under “Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth above in the second paragraph under “Item 2.01 Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 22, 2020, the Company filed with the Secretary of State of the State of Delaware a Certificate of Increase increasing the authorized shares of Series B Cumulative Preferred Stock from 850,000 shares to 1,250,000 shares. A copy of the Certificate of Increase is filed herewith as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

If required by Item 9.01(a), the Company will file the financial statements of FCCG as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

If required by Item 9.01(b), the Company will file pro forma financial information as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
2.1 *	Agreement and Plan of Merger, dated December 10, 2020, by and among FAT Brands Inc., Fog Cutter Capital Group Inc., Fog Cutter Acquisition, LLC and Fog Cutter Holdings, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 11, 2020).
3.1	Certificate of Increase of Series B Cumulative Preferred Stock of FAT Brands Inc., filed with the Delaware Secretary of State on December 22, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 30, 2020

FAT Brands Inc.

By:	/s/ Andrew A. Wiederhorn
Andrew A. Wiederhorn
Chief Executive Officer